________________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 28, 1996

                            ------------------------

                        PHYSICIAN SUPPORT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                DELAWARE                                  33-80731                                 13-3624081
      (STATE OR OTHER JURISDICTION                      (COMMISSION                              (IRS EMPLOYER
           OF INCORPORATION)                            FILE NUMBER)                          IDENTIFICATION NO.)

               ROUTE 230 AND EBY-CHIQUES ROAD,
                         MT. JOY, PA                                                        17552
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                       (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (717) 653-5340

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

________________________________________________________________________________

     Physician Support Systems, Inc., a Delaware Corporation ('PSS'), hereby amends its Current Report on Form 8-K dated July 8, 1996 as set forth below.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.


     Set  forth  below  are the  audited  financial  statements  of  Synergistic
Systems, Inc., a California corporation ('SSI'), as of December 31, 1994 and 1995 and for the three years ended December 31, 1995. These financial statements have been audited by Deloitte & Touche LLP, independent auditors. Also set forth below are the unaudited financial statements of SSI as of June 28, 1996 and for the six months ended June 30, 1995 and June 28, 1996. These unaudited statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the six months ended June 28, 1996 are not necessarily indicative of the results that may be expected for the entire year.

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Synergistic Systems, Inc.

We have audited the accompanying balance sheets of Synergistic Systems, Inc. (the "Company") as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994, and the results of its operations, and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 7 to the financial statements, the Company consummated a merger transaction on June 28, 1996.

DELOITTE & TOUCHE LLP

August 29, 1996
Los Angeles, California

SYNERGISTIC SYSTEMS, INC.

BALANCE SHEETS
DECEMBER 31, 1994 AND 1995, AND JUNE 28, 1996 (UNAUDITED)
- -------------------------------------------------------------------------

                                                               DECEMBER 31,
                                                       ----------------------------    JUNE 28,
ASSETS (NOTES 4, 5)                                        1994           1995           1996
                                                                                     (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                $ 740,405     $  625,157     $  475,760
  Accounts receivable - billed                             1,530,979      1,501,781      1,867,936
  Accounts receivable - unbilled                           2,161,074      2,272,552      2,430,436
  Prepaid expenses                                           108,306        183,605        214,431
  Other current assets                                         1,913            495
                                                           ---------      ---------      ---------
          Total current assets                             4,542,677      4,583,590      4,988,563

PROPERTY AND EQUIPMENT, Net (Notes 2, 3)                   1,302,628      1,264,114      1,150,102

OTHER ASSETS                                                 102,072         86,390         91,550
                                                           ---------       --------       --------
TOTAL                                                    $ 5,947,377    $ 5,934,094    $ 6,230,215
                                                         ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                       $   342,917    $   346,849    $   504,229
  Accrued liabilities                                        882,731        784,459      1,005,240
  Line of credit (Note 4)                                                   100,000
  Current portion of long-term debt (Notes 3, 5)             198,400        244,983        185,000
  Dividends payable                                           60,000         42,000
  Deferred income taxes (Note 6)                             608,925        655,952        655,952
                                                           ---------      ----------      --------
          Total current liabilities                        2,092,973      2,174,243      2,350,421
LONG-TERM DEBT (Notes 3, 5)                                  633,950        628,551        527,746
DEFERRED INCOME TAXES (Note 6)                               138,956         79,225         79,225
DEFERRED CREDIT                                               19,444          7,164          1,024

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY:
  Common stock, $.10 par - authorized, 2,000,000
    shares; issued, 600,000 shares                            60,000         60,000         60,000
  Additional paid-in capital                                 285,223        285,223        285,223
  Retained earnings                                        2,716,831      2,699,688      2,926,576
                                                         -----------    -----------    -----------
          Total stockholders' equity                       3,062,054      3,044,911      3,271,799
                                                         -----------    -----------    -----------
TOTAL                                                    $ 5,947,377    $ 5,934,094    $ 6,230,215
                                                         ===========    ===========    ===========


See notes to financial statements.

SYNERGISTIC SYSTEMS, INC.

STATEMENT OF INCOME FOR THE
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
AND THE SIX-MONTH PERIODS ENDED JUNE 30, 1995 AND JUNE 28, 1996 (UNAUDITED)
- -------------------------------------------------------------------------------

                                                             DECEMBER 31,
                                              --------------------------------------------     JUNE 30,      JUNE 28,
                                              1993           1994          1995                  1995          1996
                                                                                             (UNAUDITED)   (UNAUDITED)
REVENUE                                       $9,477,258     $9,588,121    $9,830,978       $4,728,725     $5,398,531
OPERATING EXPENSES:
  Salaries and wages                           4,980,501      5,182,386     5,589,783        2,637,517      2,896,536

  General and administrative                   3,246,214      3,416,548     3,742,340        1,814,793      1,708,667

  Depreciation and amortization                  415,595        417,227       420,102          215,430        210,979

  Merger related expenses                                                                                     150,000
                                              ----------     ----------    ----------       ----------     ----------


          Total operating expenses             8,642,310      9,016,161     9,752,225        4,667,740      4,966,182
                                              ----------     ----------    ----------       ----------     ----------
INCOME FROM OPERATIONS                           834,948        571,960        78,753           60,985        432,349

INTEREST AND OTHER INCOME (EXPENSE):
  Gain on disposition of property                  2,303
  Interest expense (Notes 4, 5)                  (77,505)       (32,784)      (83,559)         (33,653)       (39,520)
  Interest and other income                       50,661         32,764        46,263           17,923         35,317
                                              ----------     ----------    ----------       ----------     ----------
          Total other income (expense)           (24,541)           (20)      (37,296)         (15,730)        (4,203)
                                              ----------     ----------    ----------       ----------     ----------

INCOME BEFORE TAXES                              810,407        571,940        41,457           45,255        428,146

PROVISION FOR INCOME TAXES (Note 6)              323,000        230,500        16,600           18,102        171,258
                                              ----------     ----------    ----------       ----------     ----------
NET INCOME                                    $  487,407     $  341,440    $   24,857       $   27,153     $  256,888
                                              ==========     ==========    ==========       ==========     ==========



See notes to financial statements.

SYNERGISTIC SYSTEMS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY FOR THE
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND THE SIX-MONTH
PERIOD ENDED JUNE 28, 1996 (UNAUDITED)
- -------------------------------------------------------------------------------

                             COMMON STOCK             ADDITIONAL                   TOTAL
                             -------------------      PAID-IN       RETAINED       STOCKHOLDERS'
                             SHARES       AMOUNT      CAPITAL       EARNINGS       EQUITY
BALANCE,
  JANUARY 1, 1993            12,000      $60,000     $285,223    $2,007,984     $2,353,207
  Net income                                                        487,407        487,407
  Dividends                                                         (60,000)       (60,000)
                            -------      -------     --------    ----------     ----------
BALANCE,
  DECEMBER 31, 1993          12,000       60,000      285,223     2,435,391      2,780,614
  Net income                                                        341,440        341,440
  Dividends                                                         (60,000)       (60,000)
  50 for 1 stock split      588,000
                            -------      -------     --------    ----------     ----------
BALANCE,
  DECEMBER 31, 1994         600,000       60,000      285,223     2,716,831      3,062,054
  Net income                                                         24,857         24,857
  Dividends                                                         (42,000)       (42,000)
                            -------      -------     --------    ----------     ----------
BALANCE,
  DECEMBER 31, 1995         600,000       60,000      285,223     2,699,688      3,044,911
  Net income (unaudited)                                            256,888        256,888
  Dividends (unaudited)                                             (30,000)       (30,000)
                            -------      -------     --------    ----------     ----------
BALANCE,
  JUNE 28, 1996 (Unaudited) 600,000      $60,000     $285,223    $2,926,576     $3,271,799
                            =======      =======     ========    ==========     ==========


See notes to financial statements.

SYNERGISTIC SYSTEMS, INC.

STATEMENT OF CASH FLOWS FOR THE
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND THE SIX-MONTH
PERIODS ENDED JUNE 30, 1995 AND JUNE 28, 1995 (UNAUDITED)
- -------------------------------------------------------------------------------


                                                                             DECEMBER 31,
                                                            -------------------------------------------   JUNE 30,         JUNE 28,
                                                            1993             1994           1995          1995              1996
                                                                                                        (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $ 487,407     $ 341,440      $ 24,857        $  27,153         $ 256,888
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation and amortization                              415,595       417,227       420,102          215,430           210,979
  Deferred income taxes                                      (11,319)      (52,333)      (12,704)
  Add (gain) on disposition of equipment                      (2,303)
    Changes in operating assets and liabilities:
      Accounts receivable:
        Billed                                              (213,427)     (284,753)       29,198         (150,530)         (366,155)
        Unbilled                                            (439,319)      (93,903)     (111,478)         112,732          (157,884)
      Prepaid expenses                                       (68,797)       30,915       (75,299)        (171,421)          (30,826)
      Other current assets                                    (3,425)        1,512         1,418                                495
      Other assets                                            (7,651)       24,414        15,682          (10,753)           (5,160)
      Accounts payable                                       132,407        68,187         3,932           18,304           157,380
      Accrued liabilities                                    217,592       182,735       (98,272)        (151,987)          220,781
      Deferred credit                                        (12,281)      (12,281)      (12,280)          (6,140)           (6,140)
                                                           ---------     ---------      --------        ---------         ---------
        Net cash provided by (used in) operating             494,479       623,160       185,516         (117,212)          280,358

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of asset                                 15,000
  Purchase of property and equipment                         (90,427)     (450,397)     (130,098)         (98,016)          (98,980)
                                                           ---------     ---------      --------        ---------         ---------
        Net cash used by investing activities                (75,427)     (450,397)     (130,098)         (98,016)          (96,980)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advance from line of credit                                                            100,000                           (100,000)
  Proceeds from long-term debt                                             392,883
  Principal payments on capital lease obligations           (432,095)     (122,822)      (71,730)         (29,411)          (51,487)
  Principal payments on long-term debt                                     (83,885)     (135,576)         (70,916)         (109,288)
  Dividends paid                                             (60,000)      (60,000)      (60,000)         (60,000)          (72,000)
                                                           ---------     ---------      --------        ---------         ---------
        Net cash provided by (used in) financing            (492,095)      126,176      (170,306)        (160,327)         (332,775)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:        (73,043)      298,939      (115,248)        (375,555)         (149,397)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             514,509       441,466       740,405          740,405           625,157
                                                           ---------     ---------      --------        ---------         ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $ 441,466     $ 740,405      $625,157        $ 364,850         $ 475,760
                                                           =========     =========      ========        =========         =========


See notes to financial statements.
                                                                   (Continued)

SYNERGISTIC SYSTEMS, INC.

STATEMENT OF CASH FLOWS FOR THE
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND THE SIX-MONTH
PERIODS ENDED JUNE 30, 1995 (UNAUDITED) AND JUNE 28, 1996 (UNAUDITED)
- -------------------------------------------------------------------------------


                                                                              DECEMBER 31,
                                                            -----------------------------------------       JUNE 30,       JUNE 28,
                                                                  1993         1994          1995            1995          1996
                                                                                                        (UNAUDITED)  (UNAUDITED)
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest                                          $   77,505   $   32,784    $  83,559       $   33,635   $  39,520
                                                                  ==========   ==========    =========       ==========   =========
  Cash paid for taxes                                             $  334,719   $  248,288    $ 161,550       $  125,667   $   -
                                                                  ==========   ==========    =========       ==========   =========
NON CASH INVESTING AND FINANCING ACTIVITIES
  Capital lease obligations                                       $    -       $  344,966    $ 251,490       $            $   -
                                                                  ==========   ==========    =========       ==========   =========



See notes to financial statements.


                                                                   (Concluded)
                                      -6-

SYNERGISTIC SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND THE
SIX-MONTH PERIODS ENDED JUNE 30, 1995 AND JUNE 28, 1996 (UNAUDITED)
- --------------------------------------------------------------------------------


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS - Synergistic Systems, Inc. (the "Company") is engaged in the business of providing accounts receivable management, billing, collection, and related business services for health care
     providers primarily  in  the  state  of   California.   The  Company  was
     incorporated in 1984.

     RECLASSIFICATIONS - Certain reclassifications have been made in the financial statements to conform to the 1995 presentation.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist of short-term, highly liquid investments with maturities of 90 days or less at date of purchase.

     ACCOUNTS RECEIVABLE - The Company grants credit to its customers for services performed; resulting accounts receivable are not collateralized. Accounts receivable are charged directly against revenue when they are determined to be uncollectible.

     PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation of property and equipment is computed by using the straight-line method over an estimated useful life of five to seven years. Leasehold improvements are amortized over the life of the lease.

     REVENUE RECOGNITION - For physician billing activities, the Company recognizes client fee revenue on the accrual basis. Billing revenue is based on a percentage fee of net provider collections of receivables from patient and insurance company billings. Client fees are calculated at month end and billed to clients the following month.

     A portion of the unbilled receivable is based on an estimate of future billing revenue from outstanding provider receivables. The estimated amount is calculated by multiplying client fee percentages times outstanding provider accounts receivable balances, less estimated provider write-offs and less estimated costs to collect. This portion of the unbilled receivable estimate is calculated and adjusted monthly.

     In addition to normal billing activities, the Company provides accounting services to several medical practices, and periodically performs special project and consulting work. This work is billed to clients based either on actual time at standard hourly billing rates, or at a fixed fee.

     INCOME TAXES - The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes reflect a net effect of temporary differences between the carrying values of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Such deferred income tax asset and liability computations are based on enacted laws and rates applicable to periods in which the differences are expected to reverse.
                                      -7-

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     UNAUDITED INTERIM FINANCIAL INFORMATION - The unaudited interim financial information as of and for the six-month period ended June 28, 1996, and for the six-month period ended June 30, 1995 was prepared by the Company in a manner consistent with the audited financial statements. The unaudited information, in management's opinion, reflects all adjustments that are of a normal recurring nature and that are necessary to present fairly the results for the periods presented. The results of operations for the six-month period ended June 28, 1996, are not necessarily indicative of the results to be expected for the entire year.

     FAIR VALUE INFORMATION - The estimated fair value of financial instruments has been determined by the Company using available market information and other appropriate valuation methodologies. The carrying amounts of current assets and current liabilities is estimated to equal their fair values due to the short-term nature of these accounts. The carrying amount of long term debt also approximates fair value due to the variable rates of interest on such debt.

     CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents consist of cash and money market funds invested through a major bank. Concentration of credit risk with respect to accounts receivable is limited due to the large number of customers composing the Company's customer base and their geographical dispersion.

2.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                       LIVES         DECEMBER 31,                JUNE 28,
                                       ------------------------------------------------------
                                                      1994          1995         1996
                                                                                 (UNAUDITED)
Equipment                               5            $2,215,945    $2,541,445    $2,547,859
Furniture and fixtures                  7               764,827       804,062       894,615
Vehicles                                5                19,779        19,779        19,779
Leasehold improvements                 10               173,769       190,622       190,622
                                                      ---------     ---------       -------
                                                      3,174,320     3,555,908     3,652,875
Less accumulated depreciation and
  amortization                                       (1,871,692)   (2,291,794)   (2,502,773)
                                                     -----------   ----------     ---------
                                                     $1,302,628    $1,264,114    $1,150,102
                                                     ===========   ==========    ==========

3.   LEASES

     The Company leases its corporate office facility, located in Chatsworth, California under a five year operating lease which commenced September 1, 1991. On January 1, 1996, the Company and landlord agreed to extend the initial term until December 1999. At the end of the extended initial term, there is a five-year renewal option. In addition to the monthly rental payment, the Company is responsible for its pro rata share of property taxes, property insurance and common area maintenance expense. In consideration for entering into this lease, the Company received a rental concession (three months free rental) a portion of which will be used to offset future rent expense. The rental concession is classified on the balance sheet as deferred credit. During 1994, the Company leased an office located in Palm Springs, California under a two-year operating lease which commenced September 1, 1994. During 1995, the Company leased an office located in Fresno, California on a month-to-month basis. Total rental expense under these leases for the years ending December 31, 1995, 1994 and 1993 were $612,927, $517,677 and $461,755, respectively. The Company leases certain of its computer equipment under capital leases. These lease agreements generally provide for a bargain purchase option or transfer of title to the Company at the end of the lease term. During 1994, the Company exercised its purchase options under certain such leases. During 1995, the Company entered into a new capital lease obligation for computer equipment which expires September 2000. The following is an analysis of leased property (included in property and equipment) under capital leases:


                                         DECEMBER 31,       JUNE 28,
                                    -----------------------------------
                                     1994         1995        1996
                                                            (UNAUDITED)

    Computer equipment             $ 344,966     596,455    $ 596,455
    Less accumulated amortization     34,497     128,639      188,284
                                   ---------     -------    ---------
                                  $  310,469   $ 467,816     $408,171
                                  ==========   =========    =========

     Amortization expense from capital leases amounted to $94,142, $34,497 and $271,325 for 1995, 1994 and 1993, respectively, and is included in depreciation and amortization expense.

     The following is a schedule by year of future minimum lease payments under capital and operating leases, together with the present value of the net minimum lease payments for capital leases as of December 31, 1995:

        YEAR ENDED                         CAPITAL     OPERATING
        DECEMBER 31,                       LEASES      LEASES

          1996                             $144,309       405,512
          1997                              144,309       425,796
          1998                              144,309       425,796
          1999                              130,670       448,536
          2000                               46,852
                                            -------    ----------
        Total minimum lease payments        610,449    $1,705,640
        Less interest                        97,338    ==========
                                            -------
        Present value of future
          minimum lease pay ments          $513,111
                                           ========

4.   LINE OF CREDIT

     The Company has a line of credit with First Professional Bank in the amount of $150,000. Advances under this line of credit bear interest at 1 percent over the bank's prime rate (9.5% at December 31, 1995) and are secured by accounts receivable, equipment, and an assignment of life insurance on the president of the Company.

5.   LONG-TERM DEBT

                                                                       DECEMBER 31,      JUNE 28,
                                                                 ---------------------------------
                                                                 1994        1995         1996
                                                                                         (UNAUDITED)
      Note payable to First Professional Bank,
       secured by accounts receivable, equipment,
       and guaranteed by the Company's majority
       stockholders. The note is to be repaid in
       54 monthly installments of $5,000 each
       beginning in July 1992.  Interest is computed
       at 1 percent over the bank's prime interest
       rate (9.5% at December 31, 1995) per annum                 $130,000   $ 70,000

      Note payable to NationsBank, secured by various
       equipment, bearing interest at 3.65% over
       the rate of interest for federal funds (9.51% at
       December 31, 1995) per annum.  The note is to be
       repaid in 60 monthly installments of $2,889 each
       beginning July 1994                                         215,867    171,963     $150,008

      Note payable to NationsBank, secured by various
       equipment, bearing interest at 3.65% over
       the rate of interest for federal funds (9.51% at
       December 31, 1995) per annum.  The note is to be repaid
       in 60 monthly installments of $3,659 each
       beginning December 1994                                     153,132    118,460      101,125
      Equipment under capital leases                               333,351    513,111      461,613
                                                                 ---------   --------      -------
                                                                   832,350    873,534      712,746
      Less current portion                                         198,400    244,983      185,000
                                                                 ---------   --------     --------
                                                                 $ 633,950   $628,551     $527,746
                                                                 =========   ========     ========

The line of credit and notes payable contain certain restrictive covenants. As of December 31, 1995, the Company was either in compliance with debt covenants or had obtained waivers for conditions of non-compliance.


     Maturities of long-term debt (including equipment under capital leases) as of December 31, 1995 for the succeeding five years are as follows:


        YEAR ENDED
        DECEMBER 31,
               1996                                                              $244,983
               1997                                                               203,865
               1998                                                               203,401
               1999                                                               176,210
               2000                                                                45,075
                                                                                ---------
                                                                                 $873,534
                                                                                =========



6.   INCOME TAXES

     The provision for income taxes is summarized as follows:

                                                                   SIX MONTHS      SIX MONTHS
                                    YEAR ENDED DECEMBER 31,      ENDED JUNE 30,  ENDED JUNE 28,
                        -----------------------------------------------------------------------
                           1993          1994             1995          1995           1996
                                                                   (UNAUDITED)    (UNAUDITED)
        Current:
          Federal       $ 282,187     $ 240,698       $  22,969     $  14,952     $ 145,570
          State            52,132        42,135           6,335         3,150        25,688

        Deferred:
          Federal          (9,621)      (44,773)        (10,798)                        -
          State            (1,698)       (7,560)         (1,906)                        -
                        ---------     ---------       ---------     ---------     ---------

        Total           $ 323,000     $ 230,500       $  16,600     $  18,102     $ 171,258
                        =========     =========       =========     =========     =========


     Deferred tax assets and liabilities were primarily comprised of:

                                                           DECEMBER 31,        JUNE 28,
                                                     -------------------------------------
                                                         1994        1995        1996
                                                                              (UNAUDITED)
         Deferred Income Tax  Assets
          Accrued vacation                          $ 102,726     $ 97,051      $ 97,051
          Unbilled expenses
                                                      164,242      172,714       172,714
                                                     --------      -------      --------

                                                      266,968     $269,765      $269,765
                                                     --------      --------     --------

        Deferred Income Tax Liabilities
          Unbilled receivables                       (809,554)    (925,717)     (925,717)
          Depreciation                               (138,956)    ( 79,225)      (79,225)
          Cash to accrual conversion                  (66,339)        -             -
                                                   -----------   ----------   ----------
                                                   (1,014,849)  (1,004,942)   (1,004,942)
                                                   -----------  -----------   ----------
        Net Deferred Income Tax Asset (Liability)  $ (747,881)  $ (735,177)    $(735,177)
                                                   ===========  ===========   ==========


     A reconciliation between the income taxes computed at the Federal statutory rate and the provision for income taxes is as follows:

<CAPTI
                                                                   SIX MONTHS     SIX MONTHS
                                     YEAR ENDED DECEMBER 31,     ENDED JUNE 30, ENDED JUNE 28,
                                  ---------------------------    -------------  --------------
                                  1993        1994      1995          1995           1996
                                                                   (UNAUDITED)    (UNAUDITED)
        Statutory Federal
          income tax rate          34%         34%       34%           34%            34%
        State income taxes, net
          of net of Federal
          income benefits           6           6         6             6              6
                                   --          --        --            --             --

        Total                      40%         40%       40%           40%            40%
                                   ==          ==        ==            ==             ==


7.   SALE OF NET ASSETS

     On June 28, 1996, the Company consummated a transaction whereby a wholly owned subsidiary of Physician Support Systems, Inc. ("PSS") merged into the Company. In exchange for all of the assets and liabilities of the Company, the shareholders of the Company received 945,000 shares of PSS common stock.

(B) PRO FORMA FINANCIAL INFORMATION.



     The following unaudited pro forma financial information gives effect to the merger by Physician Support Systems, Inc. ('PSS') with Synergistic Systems, Inc. ('SSI') which was completed on June 28, 1996. The SSI transaction was accounted for as a pooling of interests and accordingly, all previously issued financial statements of PSS will be restated to include SSI. The unaudited pro forma financial information also gives effect to the acquisitions by PSS of North Coast Health Care Management Group ('NCHCM'), Medical Management Support, Inc. ('MMS') and Data Processing Systems, Inc. ('DPS') on February 12, 1996, PBS Northwest, Inc. ('PBS') on May 8, 1996 and ALM, Inc. ('ALM') on May 21, 1996 (together the 'Acquired Businesses'), all of which were accounted for as purchases. The unaudited pro forma financial statements are derived from the historical financial statements of PSS, SSI and the Acquired Businesses including those of PBS and ALM included in PSS' reports on Form 8-K dated May 14, 1996, and June 4, 1996, respectively, in each case as amended by Amendment No. 1 thereto, which are incorporated herein by reference, and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.

     The unaudited pro forma statements of operations present unaudited pro forma results of operations for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996. For purposes of the unaudited pro forma statements of operations, the acquisitions by PSS of the Acquired Businesses are included as if such acquisitions had occurred on January 1, 1995. In addition, the unaudited pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 include pro forma adjustments related to the Company's initial public offering of Common Stock which was completed on February 12, 1996. The unaudited pro forma statements of operations for the years ended December 31, 1993 and 1994 are derived from the audited Consolidated Statements of operations for the years ended December 31, 1993 and 1994 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated herein by reference and the audited statements of operations of SSI. The unaudited pro forma statement of operations for the year ended December 31, 1995 is derived from the audited consolidated statement of operations of PSS for the year ended December 31, 1995 included in the Company's Annual Report on Form 10-K, for the year ended December 31, 1995 and the audited and unaudited statements of operations of the Acquired Businesses and SSI for the year ended December 31, 1995. The unaudited pro forma statement of operations for the six months ended June 30, 1996 is derived from the unaudited consolidated statement of operations of PSS for the six months ended June 30, 1996 included in its Quarterly Report on Form 10-Q for the six months ended June 30, 1996 (excluding merger costs of $1,150,000 and restructuring charge of $900,000 related to SSI) (which includes the results of operations of the Acquired Businesses from the effective dates of their acquisitions by PSS to June 30, 1996) which is incorporated herein by reference and the unaudited statements of operations of the Acquired Businesses and SSI from January 1, 1996 to the effective dates of their acquisitions.




     Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma financial information presented herein are not necessarily indicative of the results PSS would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of PSS. The unaudited pro forma financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Report.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)


                                        HISTORICAL
                                    -----------------
                                    PHYSICIAN
                                     SUPPORT
                                     SYSTEMS
                                       AND
                                    SUBSIDIARY   SSI   PRO FORMA
                                    ----------   ---   ---------

Revenues..........................  $  13,080   $9,477  $22,557
Operating Expenses:
    Wages and salaries............      5,898    4,980   10,878
    General and administrative          4,291    3,246    7,537
    Depreciation and
      amortization................      2,566      416    2,982
                                    ----------  ------  --------
                                       12,755    8,642   21,397
                                    ----------  ------  --------
Income (loss) from operations             325      835    1,160
Other income (expense)
    Interest......................     (1,262)     (78)  (1,340)
    Interest and other income
      (expense)...................        (38)      53       15
                                    ----------  ------  --------
                                       (1,300)     (25)  (1,325)
                                    ----------  ------  --------
Income (loss) before income taxes
  (benefit).......................       (975)     810     (165)
Income taxes (benefit)............       (303)     323       20
                                    ----------  ------  --------
Net income (loss).................   $   (672)    $487    $(185)
                                    ----------  ------  --------
                                    ----------  ------  --------
Weighted average shares
  outstanding.....................                     3,185,000(f)
                                                       ---------
                                                       ---------
Net income (loss) per share.......                         (.06)
                                                           -----
                                                           -----



                  See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


                                        HISTORICAL
                                    -----------------
                                    PHYSICIAN
                                     SUPPORT
                                     SYSTEMS
                                       AND
                                    SUBSIDIARY   SSI   PRO FORMA
                                    ----------   ---   ---------

Revenues..........................   $ 18,773   $9,588     $28,361
Operating Expenses:
    Wages and salaries............      8,866    5,182      14,048
    General and administrative          6,723    3,417      10,140
    Depreciation and
      amortization................      3,349      417       3,766
                                    ----------  -------    --------
                                       18,938    9,016      27,954
                                    ----------  -------    --------
Income (loss) from operations            (165)     572         407
Other income (expense)
    Interest......................     (1,526)     (33)     (1,559)
    Interest and other income
      (expense)...................       (186)      33        (153)
                                    ----------  -------    --------
                                       (1,712)     -        (1,712)
                                    ----------  -------    --------
Income (loss) before income taxes
  (benefit).......................     (1,877)     572      (1,305)
Income taxes (benefit)............       (810)     231        (579)
                                    ----------  -------    --------
Net income (loss).................    $(1,067)  $  341        (726)
                                    ----------  -------    --------
                                    ----------  -------    --------
Weighted average shares
  outstanding.....................                        3,185,000(f)
                                                          ---------
                                                          ---------
Net income (loss) per share.......                            (.23)
                                                              -----
                                                              -----



                  See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)



                                          HISTORICAL
                                       -----------------------       PRO FORMA
                                    PHYSICIAN                       ACQUISITION
                                     SUPPORT                        ADJUSTMENTS
                                     SYSTEMS                        -----------    PRO FORMA
                                       AND              ACQUIRED     ACQUIRED      OFFERING
                                    SUBSIDIARY   SSI   BUSINESSES   BUSINESSES    ADJUSTMENTS   PRO FORMA
                                    ----------   ---   ----------   -----------   -----------   ---------

Revenues..........................   $ 19,584   $9,831   $12,795                                $ 42,210
Operating Expenses:
    Wages and salaries............      9,661    5,590     5,855      $  (100)(a)                 21,006
    General and administrative          6,846    3,742     3,690                                  14,278
    Depreciation and
      amortization................      3,378      420       247          854(b)                   4,900
                                    ----------  ------  ---------                               --------
                                       19,885    9,752     9,792                                  40,184
                                    ----------  ------  ---------                               --------
Income (loss) from operations            (301)      79     3,003                                   2,026
Other income (expense)
    Interest......................     (1,476)     (59)       (2)                   $ 2,166(c)       633
    Other.........................          4       22       (37)                                    (15)
                                    ----------  ------  ---------                               --------
                                       (1,472)     (37)      (39)                                    618
                                    ----------  ------  ---------                               --------
Income (loss) before income taxes
  (benefit).......................     (1,773)      42     2,964                                   2,644
Income taxes (benefit)............       (500)      17       149        735(d)        866(d)       1,267
                                    ----------  ------  ---------                               --------
Net income (loss).................   $ (1,273)      25   $ 2,815                                $  1,377
                                    ----------  ------  ---------                               --------
                                    ----------  ------  ---------                               --------
Weighted average shares
  outstanding.....................                                                             7,221,628(e)
                                                                                               ---------
                                                                                               ---------
Net income (loss) per share.......                                                                 $0.19
                                                                                                   -----
                                                                                                   -----






                  See notes to pro forma financial statements.

                        PHYSICIAN SUPPORT SYSTEMS, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)




                                                           HISTORICAL
                                               -------------------------------    PRO FORMA
                                               PHYSICIAN                         ACQUISITION
                                                SUPPORT                          ADJUSTMENTS
                                                SYSTEMS                          -----------     PRO FORMA
                                                  AND                 ACQUIRED     ACQUIRED       OFFERING
                                              SUBSIDIARIES    SSI    BUSINESSES    BUSINESS      ADJUSTMENTS    PRO FORMA
                                              ------------    ---    ----------    --------      -----------    ---------

Revenues.....................................   $13,979     $5,410    $2,104                                     $21,493
Operating Expenses:
    Wages and salaries.......................     7,317      2,910     1,082                                      11,309
    General and administrative...............     4,851      1,664       599                                       7,114
    Depreciation and amortization............     1,878        211        29           150(b)                      2,268
    Spring restructuring charge..............     1,600        --        --                                        1,600
                                               ----------   ------     -----                                      ------
                                                 15,646      4,785     1,710                                      22,291
                                               ----------   ------     -----                                      ------
Income (loss) from operations................    (1,667)       625       394                                        (798)
Other income (expense)
    Interest.................................        88        (25)       (1)                           53(c)        115
    Other....................................        --          9         7                                          16
                                               ----------   ------     -----                                      ------
                                                     88        (16)        6                                         131
                                               ----------   ------     -----                                      ------
Income (loss) before income taxes
  (benefit)..................................    (1,579)       609       400                                        (667)
Income taxes (benefit).......................      (309)        --        --           100(d)           35(d)       (174)
                                               ----------   ------     -----                                      ------
Net income (loss)............................   $(1,270)       609       400                                    $   (493)
                                               ----------   ------     -----                                    --------
                                               ----------   ------     -----                                    --------
Weighted average shares outstanding..........                                                                  7,221,628(e)
                                                                                                               ---------
                                                                                                               ---------

Net income (loss) per share..................                                                                    $ (0.01)
                                                                                                                 -------
                                                                                                                 -------




                  See notes to pro forma financial statements.

1. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS



     (a) Adjustment to reflect the decrease in compensation expense as a result of employment agreements with NCHCM executive officers entered into as a result of the acquisition by PSS.



     (b) Adjustment to reflect the increase in amortization expense associated with the intangible assets recorded by PSS in purchase accounting related to the acquisitions. The goodwill associated with the acquisitions is being amortized on a straight line basis over an estimated life of 20 years.



     (c) Adjustment to reflect the decrease in interest expense and increase in interest income associated with the repayment of long-term debt as a result of the offering.



     (d) Adjustment to reflect the income tax effects of the acquisitions.


     (e) The weighted average shares outstanding used to calculate pro forma earnings per share in 1995 is 7,221,628 shares, representing the number of shares issued and outstanding as a result of the Company's initial public offering, the acquisition of ALM and the merger with SSI.

     (f) The weighted average shares outstanding used to calculate pro forma earnings per share in 1993 and 1994 is 3,185,000 shares, representing the number of shares issued and outstanding as a result of the Company's merger with SSI.



(C) EXHIBITS.




99.1 --      Physician Support Systems, Inc., Form 10-K (File 33-80731)  for the year ended December 31, 1995  previously filed and incorporated herein by reference.

99.2 --      Physician Support Systems, Inc., Form 10-Q (File 33-80731)  for the quarter ended  June 30, 1996  previously filed and incorporated herein by reference.


99.3 --      Physician  Support Systems, Inc. Form 8-K  (File 33-80731) dated May 14, 1996  as amended by Amendment No. 1 thereto dated July 15, 1996, previously filed and incorporated herein by reference.


99.4 --      Physician Support Systems, Inc. Form 8-K (File 33-80731) dated June 4, 1996,  as  amended by Amendment No. 1 thereto dated August 2, 1996, previously filed and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          PHYSICIAN SUPPORT SYSTEMS, INC.


Dated: September 6, 1996.


                                                       /S/ DAVID S. GELLER
                                          By  ..................................
                                                      DAVID S. GELLER
                                                   SENIOR VICE PRESIDENT